UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2011

Echo Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Penn Center 1628 JFK Blvd., Suite 300 Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Company's telephone number, including area code:  (215) 717-4100

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

    On December 5, 2011, Echo Therapeutics, Inc. (the "Company") entered into purchase agreements with certain strategic investors relating to the issuance and sale of an aggregate of 2,398,344 shares of the Company's common stock, par value $0.01, and warrants to purchase an aggregate of 959,580 shares of the Company's common stock.  The common stock and warrants to purchase common stock will be sold in units, with each unit consisting of (i) one share of the Company's common stock and (ii) a warrant to purchase 0.4 of a share of the Company's common stock, at a public offering price of $2.25 per unit.  The warrants will become exercisable six months after the date of issuance at an exercise price of $3.00 per share, and will expire three years from the date of issuance.  The offering is expected to close on or about December 7, 2011, subject to customary closing conditions.

    The Company expects to receive aggregate net proceeds of approximately $5.3 million from the sale of the units, after deducting estimated offering expenses of approximately $50,000.  The Company intends to use the net proceeds for general corporate purposes.

    The Company did not use a placement agent or underwriter in connection with the offering.

    The foregoing description of the terms of the purchase agreements and the warrants is qualified in its entirety by reference to the form of purchase agreement and the form of warrant, copies of which are filed as Exhibit 10.1 and Exhibit 4.1, respectively, to this report and are incorporated herein by reference.

    The offering is being made pursuant to an existing and effective shelf registration statement filed on Form S-3 (File No.  333-175938) with the Securities and Exchange Commission (the "SEC"), as supplemented by a final prospectus supplement dated December 2, 2011, and filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (together, the "Registration Statement").

Item 8.01      Other Events

    On December 6, 2011, the Company issued a press release announcing the offering described in Item 1.01.  A copy of the press release is included as Exhibit 99.1 to this report and is incorporated herein by reference.

    The opinion of Drinker Biddle & Reath LLP regarding the validity of the securities to be issued and sold by the Company pursuant to the offering described in Item 1.01 is filed as Exhibit 5.1 hereto.

Item 9.01      Financial Statements and Exhibits

    The Exhibits listed in the Exhibit Index immediately preceeding such Exhibits are filed with or incorporated by reference in this report.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.

Date: December 6, 2011	By:	/s/ Patrick T. Mooney
Patrick T. Mooney
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Warrant Agreement
5.1	Opinion of Drinker Biddle & Reath, LLP, dated December 6, 2011
10.1	Form of Purchase Agreement dated December 5, 2011 between the Company and the Purchasers
23.1	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1)
99.1	Press Release, dated December 6, 2011